UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2021

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)

5910 Pacific Center Blvd. Suite 320, San Diego, CA 92121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2021, Skye Bioscience, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors set forth on the signature page thereto for the purchase and sale of an aggregate of (i) 58,111,112 shares of common stock (the “Shares”), (ii) pre-funded warrants to purchase up to 19,666,667 shares of common stock (the “Pre-Funded Warrants), and (iii) warrants to purchase up to 77,777,779 shares of common stock (the “Series A Warrants”), in a registered direct offering (the “Offering”) at a purchase price of $0.09 per Share and Series A Warrant, or $0.0899 per Pre-Funded Warrant and Series A Warrant. The Series A Warrants will be exercisable for a period of five years commencing upon issuance, at an exercise price of $0.09 per share, subject to certain adjustments set forth therein. The Pre-Funded Warrants will be exercisable commencing upon issuance and expiring upon the exercise of the Pre-Funded Warrants in full, at an exercise price of $0.0001 per share, subject to certain adjustments set forth therein.

A holder (together with its affiliates) may not exercise any portion of the Series A Warrant or Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding common stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding common stock after exercising the holder’s Series A Warrant or Pre-Funded Warrant up to 9.99% of the number of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrant or Pre-Funded Warrant.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. The closing of the Offering is expected to occur on or about September 29, 2021, subject to satisfaction of customary closing conditions. The Company is expected to receive gross proceeds of approximately $7.0 million in connection with the Offering, before deducting placement agent fees and related offering expenses.

On September 27, 2021, pursuant to the Purchase Agreement, the Company entered into lock-up agreements (the “Lock-up Agreements”) with its directors, executive officers of affiliated entities including Emerald Health Sciences, Inc., pursuant to which they will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any of the Company’s equity securities for a period of 90 days following the closing of the Offering, subject to certain exceptions.

Pursuant to an engagement letter (the “Engagement Letter”) dated as of July 21, 2021 between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), the Company engaged Wainwright to act as the Company’s exclusive placement agent in connection with the Offering. The Company agreed to pay the placement agent a cash fee of 7.5% of the gross proceeds the Company receives under the Purchase Agreement. The Company also agreed to pay Wainwright (i) a management fee equal to 1.0% of the gross proceeds raised in the offering; (ii) $75,000 for non-accountable expenses; and (iii) Wainwright’s clearing expenses in the amount of $15,950. In addition, the Company agreed to issue to Wainwright (or its designees) warrants (the “Placement Agent Warrants”) to purchase a number of shares equal to 7.0% of the aggregate number of shares (including shares underlying the Pre-Funded Warrants) sold under the Purchase Agreement, or warrants to purchase up to an aggregate of 5,444,445 shares. The Placement Agent Warrants generally will have the same terms as the Series A Warrants, except they will have an exercise price of $0.1125 per share and a term of five years from the commencement of the sales pursuant to the Offering.

The foregoing summaries of the Purchase Agreement, the Series A Warrants, the Pre-Funded Warrants, the Placement Agent Warrants and the Lock-up Agreements do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 4.1, 4.2, 4.3 and 10.2, respectively, to this Current Report on Form 8-K (the “Report”), which are incorporated herein by reference.

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The Shares and the warrants issued to investors in the Offering (the “Warrants”), the Placement Agent Warrants, and the shares of common stock issuable upon exercise of the Warrants and the Placement Agent Warrants were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-258243), which was filed with the Securities and Exchange Commission on July 29, 2021 and was declared effective by the Commission on August 9, 2021 (the “Registration Statement”). A copy of the opinion of Greenberg Traurig, LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto. This Report shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

On September 27, 2021, the Company issued a press release regarding the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in Item 8.01 of this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1*	Form of Series A Warrant
4.2*	Form of Pre-Funded Warrant
4.3*	Form of Placement Agent Warrant
5.1*	Opinion of Greenberg Traurig, LLP
10.1*	Form of Securities Purchase Agreement
10.2*	Form of Lock-up Agreement
99.1*	Press Release

_________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: September 28, 2021		/s/ Punit Dhillon
	Name:	Punit Dhillon
	Title:	Chief Executive Officer

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